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                                                                   Exhibit 23.6

                             [KPMG LLP LETTERHEAD]

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


The Board of Directors
SFG Technologies Inc.

We consent to the use of our report dated January 31, 2000 with respect to the consolidated balance sheets of SFG Technologies Inc. as at December 21, 1999 and December 31, 1998 and the consolidated statements of operations, deficit, and cash flows for the period from January 1, 1999 to December 21, 1999, eight months ended December 31, 1998 and the years ended April 30, 1998 and 1997 included in the Form 8-K/A of The Titan Corporation dated April 17, 2000 and of our report dated June 22, 1999 except as to note 13 which is as of November 26, 1999 with respect to the consolidated balance sheets of SFG Technologies Inc. as at December 31, 1998 and April 30, 1998 and the consolidated statements of operations, deficit, and cash flows for the eight month period ended December 31, 1998 and for each of the years in the three year period ended April 30, 1998 included in The Titan Corporation 8-K/A filed on January 24, 2000, both incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG LLP

Chartered Accountants

Vancouver, Canada
April 12, 2000